                         EXHIBIT 24

                     POWER OF ATTORNEY

                     POWER OF ATTORNEY                Exhibit 24



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1998 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:    September 14, 1998


JOHN E. BRENNAN                  GEORGE L. LINDEMANN
---------------                  -------------------
John E. Brennan                  George L. Lindemann



FRANK W. DENIUS                  ROGER J. PEARSON
---------------                  ----------------
Frank W. Denius                  Roger J. Pearson



AARON I. FLEISCHMAN              GEORGE ROUNTREE, III
-------------------              --------------------
Aaron I. Fleischman              George Rountree, III



ADAM M. LINDEMANN                DAN K. WASSONG
-----------------                --------------
Adam M. Lindemann                Dan K. Wassong



KURT A. GITTER, M.D.
--------------------
Kurt A. Gitter

                            EXHIBIT 27

                     FINANCIAL DATA SCHEDULE

                     FINANCIAL DATA SCHEDULE